UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
February 5, 2007 (February 2, 2007)

Janus Capital Group Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	001-15253	43-1804048
(State or other jurisdiction	(Commission file	(IRS Employer
of incorporation)	number)	Identification Number)

151 DETROIT STREET
DENVER, COLORADO 80206
(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code
(303) 691-3905

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

(b)  Departure of Principal Financial Officer

On February 5, 2007, Janus Capital Group Inc. (the “Company”) announced that David R. Martin, the Company’s Executive Vice President and Chief Financial Officer, will resign all of his positions at the Company, and will be departing from the Company effective as of March 2, 2007.

(c)  Appointment of Principal Financial Officer

On February 5, 2007, the Company also announced the appointment of Gregory A. Frost as Chief Financial Officer (CFO) of the Company upon the effective date of Mr. Martin’s resignation as CFO.  Mr. Frost will assume the role of principal financial officer of the Company and report to the Company’s Chief Executive Officer, Gary D. Black.  Mr. Frost will retain his current positions at the Company as Senior Vice President, Controller and principal accounting officer.

Mr. Frost, age 36, has been with the Company and its subsidiaries for over 10 years and has experience overseeing the Company’s key finance functions, including corporate accounting, financial reporting, financial planning and analysis and the financial systems.  Before joining the Company, Mr. Frost was a senior accountant at PricewaterhouseCoopers LLP.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits.

99.1

Janus Capital Group Inc. press release reporting the resignations of David R. Martin, its Chief Financial Officer and Executive Vice President, and John H. Bluher, its General Counsel and Executive Vice President, and the appointments of Gregory A. Frost as Chief Financial Officer and Kelley A. Howes as General Counsel

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Janus Capital Group Inc.

Date: February 5, 2007	By:	/s/ Gary D. Black
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Document
99.1

Janus Capital Group Inc. press release reporting the resignations of David R. Martin, its Chief Financial Officer and Executive Vice President, and John H. Bluher, its General Counsel and Executive Vice President, and the appointments of Gregory A. Frost as Chief Financial Officer and Kelley A. Howes as General Counsel